UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38297	47-1628077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11120 Four Points Drive, Suite 100, Austin, Texas		78726
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 346-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share)	SAIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2019, SailPoint Technologies Holdings, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended September 30, 2019. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 2.02 by reference. Additionally, the information set forth under Item 7.01 of this Current Report on Form 8-K is also incorporated herein by reference.

The information furnished in this Item 2.02, including the press release incorporated into this Item 2.02, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

During the preparation of the Company’s financial results for the quarter ended September 30, 2019, an error was identified related to the computation of the effect of income taxes associated with the adjustments in non-GAAP income, for the three and six months ended June 30, 2018, respectively, as previously announced in the Company’s press release announcing the Company’s financial results for the quarter ended June 30, 2019, which was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished on August 6, 2019 (the “Q2 Earnings Release”). As a result of this computational error, the effect of income taxes associated with the adjustments in non-GAAP income, as well as non-GAAP net income and non-GAAP net income per basic and diluted share for historical periods have been recast as set forth in the following tables:

	Three Months Ended
	June 30, 2018
	As previously reported	Impact of recast	As recast
	(In thousands, except per share data)
Net loss on a GAAP basis	$(979)	$—	$(979)
Add back:
Stock-based compensation expense (1)	4,182	—	4,182
Amortization of acquired intangibles	2,206	—	2,206
Amortization of debt issuance costs (2)	1,619	—	1,619
Expenses related to call protection on early payment of debt	300	—	300
Effect of income taxes associated with the above adjustments (3)	(2,864)	(2,042)	(4,906)
Non-GAAP net income	$4,464	$(2,042)	$2,422
Non-GAAP net income per common share
Basic	$0.05	$(0.02)	$0.03
Diluted	$0.05	$(0.02)	$0.03
Non-GAAP weighted average outstanding common shares
Basic	86,246	—	86,246
Diluted	89,873	—	89,873

	Six Months Ended
	June 30, 2018
	As previously reported	Impact of recast	As recast
	(In thousands, except per share data)
Net loss on a GAAP basis	$(3,281)	$—	$(3,281)
Add back:
Stock-based compensation expense (1)	9,321	—	9,321
Amortization of acquired intangibles	4,412	—	4,412
Amortization of debt issuance costs (2)	1,727	—	1,727
Expenses related to call protection on early payment of debt	300	—	300
Effect of income taxes associated with the above adjustments (3)	(4,579)	(3,903)	(8,482)
Non-GAAP net income	$7,900	$(3,903)	$3,997
Non-GAAP net income per common share
Basic	$0.09	$(0.04)	$0.05
Diluted	$0.09	$(0.05)	$0.04
Non-GAAP weighted average outstanding common shares
Basic	85,984	—	85,984
Diluted	89,473	—	89,473
(1)	Stock-based compensation expense includes employer related payroll tax expense.
(2)	Amortization of debt issuance costs includes approximately $1.5 million of loss on the modification and partial extinguishment of debt for the three and six months ended June 30, 2018.
(3)

As discussed in “Non-GAAP Financial Measures” in the Q2 Earnings Release, the effect of income taxes associated with the adjustments in non-GAAP income relates to the impact of non-GAAP income adjustments including stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, expenses related to call protection on early payment of debt. As a result of the recasting, the non-GAAP effective tax rate for the six months ended June 30, 2018 is recast to 33.5% from the previously reported 17.5%.

The Company has posted a revised Q2 Earnings Release on its website reflecting the foregoing recast information, a copy of which is furnished as Exhibit 99.2 to this report and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including the press release incorporated into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 6, 2019.
99.2	Press Release dated August 6, 2019 (Revised).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: November 6, 2019	By:	/s/ Jason Ream
	Name:	Jason Ream
	Title:	Chief Financial Officer
(Principal Financial Officer)